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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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/ /	Soliciting Material Pursuant to §240.14a-12
FACTORY 2-U STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FACTORY 2-U STORES, INC.
4000 Ruffin Road, San Diego, California 92123
(858) 627-1800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 19, 2002

TO THE STOCKHOLDERS OF FACTORY 2-U STORES, INC.:

Notice is hereby given that we will hold the Annual Meeting of the stockholders of Factory 2-U Stores, Inc. at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Wednesday, June 19, 2002 at 4:00 p.m. for the following purposes:

1.
To elect one (1) Class III director to hold office until the Annual Meeting of Stockholders in 2005 and until his successor is elected.

2.
To consider and act on a proposal to approve an amendment to the Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan which increases by 350,000 the number of shares of common stock issuable upon exercise of options from 2,157,980 to 2,507,980.

3.
To consider and act on a proposal to ratify the selection of our independent accountants.

4.
To transact such other business as may properly come before the meeting and any adjournments or postponements.

Only stockholders of record as of the close of business on April 26, 2002 will be entitled to notice of or to vote at the meeting or any adjournment or postponement of the meeting. Our transfer books will not be closed. Our Proxy Statement containing information for stockholders accompanies this notice and a copy of our Annual Report for the fiscal year ended February 2, 2002 is also enclosed.

IF YOU DO NOT INTEND TO BE PRESENT IN PERSON AT THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                        By Order of the Board of Directors

                        Susan M. Skrokov
                         Secretary

San Diego, California
May 17, 2002

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

        The Board of Directors of Factory 2-U Stores, Inc. is soliciting the accompanying Proxy. We will vote all shares represented by proxies in the manner designated; or if no designation is made, we will vote for the election of the director named below, for the amendment to the 1997 Stock Option Plan, for ratification of the selection of our independent accountants and in the discretion of the proxy holders with respect to such other matters as may come before the Annual Meeting. Shares represented by proxies which instruct the proxy holders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. This Proxy Statement and the accompanying form of Proxy are being mailed on or about May 17, 2002 to all stockholders of record on April 26, 2002.

Revocation

        Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivering a written instrument of revocation to our office, 4000 Ruffin Road, San Diego, California 92123, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

Cost and Method of Solicitation

        We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone or telegraph. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

Voting Rights and Proxies

        Only stockholders of record as of the close of business on April 26, 2002 (the "Record Date"), will be entitled to vote at the meeting. The only outstanding voting securities on that date were 12,943,137 shares of common stock. Each outstanding share of common stock is entitled to one vote. The holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Directors are elected by a plurality of votes cast. Stockholders may not accumulate their votes for any nominee for election. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for the approval of the proposed amendment to the 1997 Stock Option Plan, the ratification of the selection of our independent accountants and for any other matters that might be submitted to the stockholders for consideration at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have the effect of a "No" vote for purposes of determining whether a proposal has been approved.

        You may vote stock in person or by proxy appointed by a writing signed by you. We will deem as sufficient any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy. The death or incapacity of the maker will not revoke a proxy, unless the fiduciary having control of the shares represented by the proxy gives us written notice of that death or incapacity.

PROPOSAL 1

ELECTION OF DIRECTOR

        Our Board of Directors is divided into three classes. Directors are elected, by class, for three-year terms. Successors to the class of directors whose term expires at any annual meeting are elected for a new three-year term. Mr. Searles is nominated to serve for a three-year term extending until the Annual Meeting of Stockholders in 2005 and until his successor is elected. Information concerning Mr. Searles as a nominee for election as a director is set forth under the caption "Management."

        Unless a proxy contains a contrary instruction, all proxies submitted in the accompanying form will be voted for the election of the nominee. If the nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of another person designated by the Board of Directors. The director will be elected by a plurality of the votes cast, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE ABOVE-NAMED NOMINEE AS DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

        The following persons are known by us to have owned beneficially more than 5% of any class of our voting securities as of the Record Date:

	Common Stock
Name and Address of Beneficial Owner	Number	Percent of Class
Three Cities Fund II L.P(1)	1,143,121	8.8%
Three Cities Offshore II C.V.(1)	1,932,813	14.9%
Wasatch Advisors, Inc.(2)	1,734,305	13.4%
Capital Group International, Inc.(3)	1,523,700	11.8%
Capital Guardian Trust Company(3)	1,523,700	11.8%
Merrill Lynch Investment Managers(4)	735,089	5.7%

1.
The address of the beneficial owners is c/o Three Cities Research, Inc., 650 Madison Avenue, New York, NY 10022. As the investment advisor to both Three Cities Fund II L.P. and Three Cities Offshore II C.V., with power to direct voting and disposition by both those Funds, Three Cities Research, Inc. ("TCR") may be deemed to be the beneficial owner of the total 3,075,934 shares owned by both funds. In addition, because Willem F.P. de Vogel is a general partner of TCR Associates, L.P., the general partner of Three Cities Fund II L.P., he may be deemed to be a beneficial owner of the shares owned by Three Cities Fund II L.P.

2.
Based solely on our review of the Schedule 13G filed by such stockholder with the SEC: The address of the beneficial owner is 150 Social Hall Avenue, Salt Lake City, UT, 84111.

3.
Based solely on our review of the Schedule 13G filed by such stockholder with the SEC: The address of the beneficial owner is 11100 Santa Monica Boulevard, Los Angeles, CA 90025. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power. The investment management companies provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the securities reported herein; however, Capital Group International, Inc. may be deemed to "beneficially own" such securities. Capital

  Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 is deemed to be the beneficial owner of 1,523,700 shares of common stock as a result of its serving as the investment manager of various institutional investors.

4.
Based solely on our review of the Schedule 13G filed by such stockholder with the SEC: The address of the beneficial owner is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381. Merrill Lynch & Co., Inc. is a parent holding company of which Merrill Lynch Investment Managers is an operating division. Merrill Lynch Investment Managers consists of Merrill Lynch & Co., Inc.'s indirectly-owned asset management subsidiaries.

        On the Record Date, The Depository Trust Company owned of record 9,335,782 shares of common stock, constituting 72.1% of our outstanding common stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

Management Stockholders

        As of the Record Date, our directors and executive officers beneficially owned the following amounts of our voting securities:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Willem F.P. de Vogel(2)	7,052	*
Douglas C. Felderman	69,150	*
Peter V. Handal	77,023	*
Mary P. Kwan	—	*
Louis A. Leidelmeyer	12,000	*
Norman G. Plotkin	77,363	*
Ronald Rashkow(3)	169,306	1.3%
Michael M. Searles	574,552	4.4%
Wm. Robert Wright II	11,089	*
Directors and Officers as a Group (9 persons)	997,535	7.7%

*
Less than 1%.

1.
Includes shares which may be acquired within 60 days through the exercise of stock options or warrants, as follows: Mr. de Vogel, 2,500 shares; Mr. Felderman, 61,474 shares; Mr. Handal, 9,137 shares; Mr. Leidelmeyer, 12,000 shares; Mr. Plotkin, 53,473 shares; Mr. Rashkow, 6,000 shares; Mr. Searles, 283,517 shares; Mr. Wright, 6,500 shares; all officers and directors as a group, 434,601 shares.

2.
Does not include shares owned by Three Cities Fund II L.P. Mr. de Vogel is a general partner of TCR Associates, L.P., the general partner of Three Cities Fund II L.P. TCR, of which Mr. de Vogel is the president, and in which Mr. Wright holds the title "partner", is the advisor to Three Cities Fund II L.P. and to Three Cities Offshore II C.V., which own a total of 3,075,934 shares, and has the power to direct the voting and disposition of those shares. TCR is a corporation; the title "partner" does not reflect status as a partner, executive officer or equity holder.

3.
Includes 57,091 shares of common stock held by members of Mr. Rashkow's family, 458 shares of common stock held by a limited partnership of which Mr. Rashkow is the general partner and 6,000 shares which Mr. Rashkow may acquire within 60 days through the exercise of stock options.

MANAGEMENT

Directors

        The following table sets forth certain information regarding the nominees for election as directors and each director whose term of office will continue after the Annual Meeting.

Name	Age	Position	Served on the Board Since	Expiration of Term as Director
Peter V. Handal	59	Director	1997	2004
Ronald Rashkow	61	Director	1997	2004
Wm. Robert Wright II	34	Director	1998	2004
Michael M. Searles *	53	Director, Chairman of the Board, President and Chief Executive Officer	1998	2002
Willem F.P. de Vogel	51	Director	2000	2003

*
Nominee for re-election.

        Peter V. Handal has been a director since February 1997. Mr. Handal is President and Chief Executive Officer of Dale Carnegie & Associates. Since 1990, he has been President of COWI International Group (a management consulting firm). Mr. Handal is also Chief Executive Officer of J4P Associates LP (a real estate developer). He serves on the Board of Directors of Dale Carnegie & Associates, Cole National Corporation and W. Kruk, S.A.

        Ronald Rashkow has been a director since February 1997. He has been a principal of Chapman Partners, L.L.C., an investment banking firm, since its founding in September 1995. For more than five years prior to that, he served as Chief Executive Officer and Chairman of the Board of Directors of Handy Andy Home Improvement Centers, Inc. (a building supply retailer started by his family in 1946).

        Wm. Robert Wright II has been a director since November 1998. He has been employed by TCR since 1992, except for a period from July 1993 to August 1995 when he was in a graduate program at Harvard University. He has held the title "partner" in TCR since 1999. Before joining TCR, Mr. Wright worked for Marriott International in its strategic planning department.

        Michael M. Searles has been a director since March 1998 and Chairman of the Board since November 1998. Mr. Searles is the President and Chief Executive Officer. He was President and Chief Executive Officer of General Textiles and Factory 2-U from March 1998 until November 1998. Between May 1996 and June 1997, Mr. Searles held the position of President, Merchandising and Marketing, at Montgomery Ward, Inc. Montgomery Ward, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in July 1997. Prior to that, from April 1993 to July 1995, Mr. Searles served as President and Chief Executive Officer of the Women's Special Retail Group (Casual Corner Group), a division of U.S. Shoe Corp. Earlier in his career, from 1984 to 1993, Mr. Searles was President of Kids "R" US, a division of Toys "R" US, Inc.

        Willem F.P. de Vogel has been a director since December 2000. Mr. de Vogel has served as the President of Three Cities Research, Inc., a firm engaged in the investment and management of private capital, since 1982. Mr. de Vogel also serves on the Board of Directors of Computer Associates International, Inc. and Morton Industrial Group, Inc.

Compensation of Directors

        We pay each director who is not an employee an annual fee of $12,000 plus $1,250 for attendance at each meeting of the Board of Directors. In addition, at the end of each fiscal quarter, we grant each director who is not an employee options to purchase 500 shares of our common stock and 250 shares of common stock. We reimburse all directors for any out-of-pocket travel expenses incurred in attending meetings.

Information Regarding the Board of Directors

        The Board has Audit, Compensation, Executive and Nominating Committees.

        Our Audit Committee is composed of outside directors who are not officers or employees of us or our subsidiaries. In the opinion of the Board of Directors and as "independent" is defined under the standards of the National Association of Securities Dealers, Inc., these directors are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee.

        The Audit Committee currently consists of Messrs. Handal, Rashkow and Wright. This Committee met three times in fiscal 2001. Its principal functions are reviewing and evaluating the results and scope of the audit and other services provided by our independent accountants, as well as our accounting principles and system of internal accounting controls. Our by-laws provide that the Audit Committee must approve affiliated transactions and acquisitions by us of businesses not within certain SIC Codes (primarily covering wholesale apparel trade, retail stores, and apparel stores). Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included with our Proxy Statement for last year's Annual Meeting of Stockholders.

        The current Compensation Committee consists of Messrs. Handal and de Vogel. This Committee met three times in fiscal 2001. Its principal functions are reviewing, approving and recommending to the full Board compensation arrangements for senior management and employee compensation programs. Our Board of Directors determines the compensation of our executive officers based on recommendations from the Compensation Committee.

        The Executive Committee consists of Messrs. Rashkow, Searles and de Vogel. This Committee met four times in fiscal 2001. It is authorized to undertake or assist in such action as the Board of Directors may from time to time request.

        The Nominating Committee consists of Messrs. Handal and Searles. This Committee met once during fiscal 2001. Its principal function is to consider potential nominees for election to the Board by either incumbent directors or stockholders.

        The Board normally holds meetings quarterly and special meetings when required. During fiscal 2001, the Board held four regularly scheduled meetings. Each director attended more than three-fourths of the total number of meetings of the Board and more than three-fourths of the total number of meetings of all Committees of the Board on which he served.

Executive Officers

        The following table sets forth as of the Record Date certain information concerning our executive officers at the end of fiscal 2001, who are not directors.

Name	Age	Position	Officer Since
Norman G. Plotkin	48	Executive Vice President, Store Development and General Counsel	1998
Douglas C. Felderman	49	Executive Vice President and Chief Financial Officer	1999
Louis A. Leidelmeyer	42	Executive Vice President, Human Resources	1999
Mary P. Kwan(1)	49	Executive Vice President and Chief Merchandising Officer	2001

(1)
As of May 10, 2002, Ms. Kwan resigned her position with us due to personal reasons.

        Norman G. Plotkin is Executive Vice President, Store Development and General Counsel. Mr. Plotkin joined us in July 1998 in the position of Senior Vice President, Store Development and General Counsel. Prior to joining us, Mr. Plotkin was the President of Normark Real Estate Services, Ltd., a commercial real estate firm based in Des Plaines, Illinois. Prior to that, from 1988 until 1996, Mr. Plotkin was the Senior Vice President of Finance and Administration and General Counsel of Handy Andy Home Improvement Centers, Inc.

        Douglas C. Felderman is Executive Vice President and Chief Financial Officer. Mr. Felderman joined us in May 1999. Prior to joining us, from July 1997 to May 1999, Mr. Felderman served as Senior Vice President—Finance and Chief Financial Officer of Strouds, Inc. and from 1995 to 1997, he was the Vice President—Finance of Strouds, Inc. Mr. Felderman served as Vice President, Chief Financial Officer for Crocodile Enterprises, Inc. from April 1994 to September 1995 (a restaurant operator of casual full service and quick service restaurants). From September 1990 to April 1994 he was a business consultant.

        Louis A. Leidelmeyer is Executive Vice President, Human Resources. Mr. Leidelmeyer joined us in October 1999 in the position of Senior Vice President Human Resources. Prior to joining us, from July 1997 to October 1999, Mr. Leidelmeyer served as Senior Vice President, Human Resources of Bugle Boy Industries, a wholesale manufacturer of apparel and an apparel retailer.

        Mary P. Kwan was Executive Vice President and Chief Merchandising Officer from March 2002 until May 10, 2002. Ms. Kwan joined us in August 2001 as Executive Vice President, Merchandising & Marketing. Prior to joining us, from July 1997 to March 2001, Ms. Kwan served as Executive Vice President and General Merchandise Manager of Lane Bryant, a division of Limited, Inc., a women's apparel retailer.

Certain Relationships and Related Transactions

Transactions with Management

        In March 1997, we entered into an agreement for TCR to act as our financial advisor. Under this agreement, we pay TCR an annual fee of $50,000 and reimburse TCR all of its out-of-pocket expenses incurred for services rendered, up to an aggregate of $50,000 annually. We reimbursed TCR for out-of-pocket expenses in the amounts of $34,000, $37,000 and $46,000 during fiscal 2001, 2000 and 1999, respectively. TCR controls approximately 23.8% of our outstanding common stock and Messrs. de Vogel and Wright are members of our Board of Directors.

        During fiscal 2001, we paid Ira Neimark, a former director, $17,000 for rendering consulting services to us.

Indebtedness of Management

        During fiscal years 1997 and 1998, we sold to our executive management shares of our Series B Preferred Stock, which were subsequently converted to common stock. With the exception of Mr. Searles, each of the executives paid for his or her shares by giving us a full-recourse note receivable secured by the issued stock. Mr. Searles' promissory note is partial-recourse. The notes accrue interest at 8% per annum and require principal payments equivalent to 16.25% of the annual bonus of each purchaser and a balloon payment of the unpaid principal and interest at maturity. Each of the notes matures five years after the date it was made.

        As of the Record Date, the following amounts were outstanding:

Name of Director/Officer	Amount Outstanding
Michael M. Searles	$1,400,000
Tracy W. Parks	108,451
Norman G. Plotkin	94,327

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for establishing and administering the compensation policies applicable to our executive officers. All decisions by the Compensation Committee are subject to review and approval by the full Board of Directors.

        Our executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to our success in meeting specific profit, growth and performance goals.

        Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executives' and stockholders' interests through equity based plans.

        Our executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

        Base Salary.    In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Chief Executive Officer (subject to requirements of his employment agreement) and the recommendations of the Chief Executive Officer with regard to the base salary of all other executive officers, and approves, with any modifications it deems appropriate, annual base salaries for each of our executive officers. We base the recommended base salaries of the executive officers on an evaluation of the individual performance of the executive officer, including satisfaction of annual objectives. The recommended base salary of the Chief Executive Officer is based on achievement of our annual goals relating to financial objectives, including earnings growth and return on capital employed, and an evaluation of individual performance.

        Recommended base salaries of the executive officers are also based in part upon an evaluation of the salaries of executives who hold comparable positions at comparable companies.

        Annual Incentive Compensation.    Our executive officers participate in a discretionary incentive bonus plan which provides for the payment of annual bonuses in cash or stock (or both), based on our success in attaining financial objectives, and subjective factors established from time to time by the Compensation Committee or the Board of Directors. The Compensation Committee normally considers aggregate incentive cash and stock bonus payments to the executive officers, as a group, of up to 50% of their base salaries, and any bonus payments in excess of 50% of the aggregate base salaries, may be paid in cash or stock, at the discretion of the Compensation Committee. With the exception of Ms. Kwan, the Compensation Committee did not award annual incentive bonus payments to any of our executive officers for fiscal 2001. Ms. Kwan received a guaranteed incentive bonus payment of $77,500 for fiscal 2001.

        Stock Options.    The primary objective of the stock option program is to link our interests and those of our executive officers and other selected employees to those of the stockholders through significant grants of stock options. The Compensation Committee bases the aggregate number of options it recommends on practices of comparable companies, while grants of stock options to specific employees reflect their expected long-term contribution to our success.

        Compensation of the Chief Executive Officer.    During fiscal 2001, we paid Mr. Searles a base salary of $750,000, which the Compensation Committee believes is commensurate with the salaries paid to other executives with similar experience in comparable companies. We base Mr. Searles' annual bonus on the achievement of corporate objectives set annually by the Compensation Committee after consultation with Mr. Searles. We target Mr. Searles' annual bonus at 50% of his base salary, but it may vary depending on Company performance.

Amended Employment Agreement and Repricing of Options

        We employed Michael Searles, Chairman of our Board of Directors, President and Chief Executive Officer, pursuant to a five-year employment agreement dated March 30, 1998 that expires in March 2003. This employment agreement was amended on August 31, 1999.

        Under the original employment agreement, we granted Mr. Searles (a) incentive stock options, that vest over ten years, to purchase 90,399 shares of our common stock at an exercise price per share of $5.81 (the closing market price of our stock on March 10, 1998), and (b) non-qualified options to purchase 271,197 shares of our common stock at an exercise price per share of $6.64. Options to purchase 135,999 shares become exercisable if and when the market price of the common stock is at least $19.91 for 60 days in any twelve-month period. The remaining options become exercisable if and when the market price of the common stock is at least $24.89 for 60 days in any twelve-month period. In addition, we made a loan to Mr. Searles of $1,400,000 with which he purchased from us 1,400 shares of Series B Preferred Stock (which were converted into 242,662 shares of common stock). We have the option to repurchase these shares at various prices if Mr. Searles' employment terminates before his employment agreement expires.

        In connection with the amendment of his employment agreement in August 1999, we (a) decreased by 13,879 Mr. Searles' previously granted incentive stock options with an exercise price of $6.534 per share (which was the closing market price on March 30, 1998) and (b) granted Mr. Searles nonqualified stock options, which vest over five years, to purchase 13,880 shares at an exercise price of $5.27 per share.

        In December 1999, Mr. Searles voluntarily forfeited to us options to purchase 60,000 shares which had an exercise price of $6.64 per share.

        Internal Revenue Code Section 162(m) provides that a public company generally may not deduct compensation in excess of $1,000,000 payable to its chief executive officer or any of its other four most highly compensated officers. We have not yet established a policy with respect to Section 162(m), although the Compensation Committee intends to take into account the effects of Section 162(m), as applicable. However, the provisions of Section 162(m) are not expected to preclude the award of compensation believed to be merited, even if in excess of $1,000,000.

Compensation Committee:

Peter V. Handal
Willem F.P. de Vogel

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee of the Board of Directors was, during fiscal 2001 or at any other time, one of our officers or employees or an officer or employee of our subsidiaries.

Summary of Cash and Other Compensation

        The following table contains information about the compensation during fiscal 2001 of our principal executive officer and each of our four other most highly paid executive officers:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year(1)	Salary ($)		Bonus(2) ($)		Securities Underlying Options	All Other Compensation(3) ($)
Michael M. Searles President, Chief Executive Officer and Chairman of the Board(4)	2001 2000 1999	$ $ $	747,564 600,000 600,000	$ $	— 300,000 600,000	— — —	$ $ $	206,532 210,005 349,113
Douglas C. Felderman Executive Vice President and Chief Financial Officer	2001 2000 —	$ $	283,250 241,346 —	$	— 125,000 —	— 19,474 —	$ $	66,195 310,127 —
Mary P. Kwan(5) Executive Vice President and Chief Merchandising Officer	2001 — —		$155,481 — —		$192,500 — —	50,000 — —		$83,946 — —
Tracy W. Parks(6) Executive Vice President and Chief Operating Officer	2001 2000 1999	$ $ $	328,769 244,615 215,385	$ $	— 131,827 225,000	20,000 16,213 52,082	$ $ $	15,846 30,501 67,127
Norman G. Plotkin Executive Vice President, Store Development and General Counsel	2001 2000 1999	$ $ $	282,500 222,884 191,154	$ $	— 117,500 200,000	— 21,262 57,392	$ $ $	15,689 13,501 38,457

(1)
We refer to a fiscal year by the year in which most of the activity occurred (for example, we refer to fiscal year ended February 2, 2002 as fiscal 2001).

(2)
The aggregate amount of other annual compensation is less than the lesser of $50,000 or 10% of such person's total annual salary and bonus.

(3)
"All Other Compensation" for fiscal 2001 includes (i) matching contributions under our 401(k) Savings Plan of $646 for Mr. Searles, $288 for Mr. Felderman, $1,262 for Mr. Parks and $638 for Mr. Plotkin; (ii) forgiveness of interest in the amounts of $205,886 for Mr. Searles, $14,854 for Mr. Parks and $15,051 for Mr. Plotkin; and (iii) reimbursement of moving expenses of $65,907 to Mr. Felderman and $83,946 to Ms. Kwan.

(4)
Mr. Searles was granted 361,597 options pursuant to his employment agreement. During fiscal 1999, Mr. Searles voluntarily forfeited 60,000 of those stock options to us.

(5)
Ms. Kwan received a sign-on bonus of $115,000 as an incentive for her employment in August 2001 and in April 2002, she also received a guaranteed bonus of $77,500 for fiscal 2001. As of May 10, 2002, Ms. Kwan resigned her position with us due to personal reasons.

(6)
As of April 12, 2002, Mr. Parks resigned his position with us in order to pursue other business interests.

Grants of Stock Options

        The following table sets forth information concerning the award of stock options during fiscal 2001. We have never granted stock appreciation rights.

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/sh)	Expiration Date
					5% ($)	10% ($)
Michael M. Searles	—	—	—	—	—	—
Douglas C. Felderman	—	—	—	—	—	—
Mary P. Kwan(2)	50,000	20.98%	$20.93	8/20/2011	—	—
Tracy W. Parks	20,000	8.39%	$15.00	11/8/2011	$188,668	$478,123
Norman G. Plotkin	—	—	—	—	—	—

(1)
Amounts shown represent the potential value of granted options if the assumed annual rates of stock appreciation are maintained over the terms of the granted options. The assumed rates of appreciation are established by regulation and are not intended to be a forecast of our performance or to represent our expectations with respect to the appreciation, if any, of the common stock.

(2)
As of May 10, 2002, Ms. Kwan was no longer an employee, at which time all such options were forfeited.

Exercise of Stock Options and Holdings

        The following table sets forth information concerning exercises of stock options during fiscal 2001 and the fiscal year-end value of unexercised options. We have never granted stock appreciation rights.

Aggregated Option Exercises in Fiscal 2001
Fiscal 2001 Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
					Value of Unexercised In-the- Money Options at Fiscal Year End ($)
Name	Shares Acquired On Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael M. Searles	—	—	265,437	36,160	$3,019,186	$419,943
Douglas C. Felderman	—	—	41,578	58,422	$70,800	$106,200
Mary P. Kwan(1)	—	—	—	50,000	$—	—
Tracy W. Parks	—	—	43,696	59,665	$225,963	$181,220
Norman G. Plotkin	—	—	42,219	45,475	$170,524	$122,220

(1)
As of May 10, 2002, Ms. Kwan was no longer an employee, at which time all such options were forfeited.

PERFORMANCE CHART

        The following chart compares the five-year cumulative total return (change in stock price plus reinvested dividends) on our common stock with the total returns of the Nasdaq Composite Index, a broad market index covering stocks listed on the Nasdaq National Market, the Dow Jones Retailers Broadline Index ("Industry Index") which currently encompasses 27 companies, and the companies in the Family Clothing Retail industry (SIC Code 5651), a group currently encompassing 22 companies (the "SIC Index"). This information is provided through February 2, 2002, the end of fiscal 2001.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG FACTORY 2-U STORES, INC., NASDAQ MARKET INDEX, INDUSTRY INDEX AND SIC INDEX

        The composition of the Industry Index is as follows: Ames Department Store, BJ's Wholesale Club, Inc., Bon-Ton Stores, Inc., Coles Myer Ltd., Controladora Comer Mex, Cost-U-Less, Inc., Costco Wholesale Corp., Daiei Inc ADR, Dillard's, Inc., Dollar General Corp., Duckwall-Alco Stores, Inc., Elder-Beerman Stores CP, Family Dollar Stores, Inc., Federated Dept. Stores, Fred's, Inc., Ito-Yokado Co., Ltd., J.C. Penney Holding Co., K Mart Corp., May Department Stores, Pricesmart, Inc., Sears, Roebuck & Co., Shopko Stores Inc., Target Corporation, Value City Dept. Stores and Wal Mart Stores, Inc.

        The composition of the SIC Index is as follows: Abercrombie & Fitch Co., American Eagle Outfitter, Big Dog Holdings, Inc., Buckle, Inc., Burlington Coat Factory Warehouse, Chico's FAS, Inc., Children's Place Retail Stores, Designs, Inc., Factory 2-U Stores, Inc., Freestar Technologies, Gadzooks, Inc., Gap, Inc., Goody's Family Clothing, Gymboree Corp., Harold's Stores, Inc., Multimedia Concepts, Inc., Nordstrom, Inc., Ross Stores, Inc., Stein Mart, Inc., Syms Corp., Urban Outfitters, Inc., and Wilsons the Leather Expert.

Source: Media General Financial Services

PROPOSAL 2

PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN

        Our Board of Directors has approved an amendment to the Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan (the "Stock Option Plan"), subject to stockholder approval, to increase from 2,157,980 to 2,507,980 the number of shares of common stock issuable upon exercise of options granted under the Stock Option Plan. The purpose of the amendment is to enable us to grant additional options in the future in order to attract and retain key employees. As of the Record Date, we have granted a net amount of 2,061,769 options under the Stock Option Plan, which is the total number of options granted less the number of options cancelled. In adopting the amendment, for administrative convenience, the Board of Directors approved a restatement of the Stock Option Plan. The following summary of the material terms of the Stock Option Plan is qualified in its entirety by reference to the full text of the proposed Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan, which is attached to this Proxy Statement as Appendix A.

Description of the Stock Option Plan

        The Board of Directors adopted the Stock Option Plan in 1997 and the stockholders approved it in June 1997. The Board of Directors believes that the selective grant of stock options is an effective and efficient means of attracting, motivating and retaining key employees, officers and directors. The Stock Option Plan provides for the grant of options to purchase common stock either that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, or that are not intended to so qualify ("non-qualified stock options"). All officers, directors and employees are eligible to receive options under the Stock Option Plan, except that only employees may receive incentive stock options. The maximum number of shares available for issuance under the Stock Option Plan is 2,157,980 (2,507,980 if the proposed amendment is approved). No person eligible to receive options under the Stock Option Plan may receive options for the purchase of more than an aggregate of 361,596 shares.

        A committee appointed by the Board of Directors for that purpose (the "Committee") currently administers the Stock Option Plan. Subject to the terms of the Stock Option Plan, the Committee has the authority in its sole discretion to determine: (a) the individuals to whom options shall be granted; (b) the time or times at which options may be exercised; (c) the number of shares subject to each option, the option price and the duration of each option granted; and (d) all of the other terms and conditions of options granted under the Stock Option Plan.

        The exercise price of incentive stock options granted under the Stock Option Plan must be at least equal to the fair market value of the shares on the date of grant (110% of fair market value in the case of participants who own shares possessing more than 10% of the combined voting power of our shares). The aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which incentive stock options (granted under all of our plans or those of our subsidiaries) are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. No incentive stock option may be exercisable later than 10 years after the date it is granted (five years in the case of participants who are more than 10% stockholders).

        Options granted under the Stock Option Plan are not transferable other than by will or the laws of descent and distribution. In the case of death, options may be exercised by the person or persons to whom the rights under the options pass by will or by the laws of descent or distribution.

        An optionee must pay the exercise price upon exercise of an option in cash or, in the discretion of the Committee, by the delivery of shares of common stock, by the withholding of shares of common stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, an optionee may also pay by delivering a properly executed exercise notice to us together with a copy of irrevocable instructions to a broker to deliver promptly to us the amount of sale or loan proceeds to pay the exercise price.

        If the number of outstanding shares of common stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution to our stockholders, the Committee will appropriately adjust the aggregate number of shares available for issuance under the Stock Option Plan, the number of shares subject to outstanding options, the per share exercise price of outstanding options and the aggregate number of shares with respect to which options may be granted to a single participant.

        No grant of options may be made under the Stock Option Plan more than 10 years after its date of adoption. The Board of Directors has authority to terminate or to amend the Stock Option Plan, subject to the approval of our stockholders under certain specified circumstances, provided that such action does not impair the rights of any holder of outstanding options without the consent of such holder.

Certain Federal Income Tax Consequences

        The following discussion is a summary of the principal federal income tax consequences of the Stock Option Plan based on current provisions of the Code and applicable regulations thereunder.

        Incentive Stock Options.    An optionee does not recognize income at the time of grant of an incentive stock option or at the time of exercise of such option while employed by us (or within limited periods after termination of employment). However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the optionee. If the optionee continues to hold the shares received upon the exercise of the option for at least two years from the date the option was granted and one year from the date the option was exercised, the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the option price and the amount received for the shares at the time of disposition.

        If the optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the one-year and two-year holding periods described above, the optionee will recognize ordinary income in the year of disposition, in an amount equal to the excess of the fair market value of the shares on the date the option was exercised (or, if less, the amount received upon disposition of the shares) over the option price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise will be treated as capital gain.

        Non-Qualified Stock Options.    An optionee recognizes no income at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. An optionee will recognize capital gain or loss on the subsequent sale of the option shares in an amount equal to the difference between the amount realized and the tax basis of such shares. The tax basis will equal the option price paid plus the amount included in the optionee's income by reason of the exercise of the option.

        Company Deductions.    As a general rule, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from options granted under the Stock Option Plan, to the extent such income is considered reasonable compensation under the Code. We will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid during any year to an executive officer named in the Summary Compensation Table of the proxy statement who was employed by us at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. In addition, we will not be entitled to a deduction with respect to payments to employees which are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

        Approval of the proposed amendment to the Stock Option Plan requires the affirmative vote of the holders of at least a majority of the shares of common stock represented and voting at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

PROPOSAL 3

INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT

        Ernst & Young LLP has been selected as our independent accountants for the fiscal year ending February 1, 2003. We are asking our stockholders to ratify that appointment.

        Arthur Andersen LLP served as our independent accountants for the fiscal year ended February 2, 2002. On April 24, 2002, we determined not to renew the engagement of Arthur Andersen LLP, effective on such date, and on May 6, 2002, we appointed Ernst & Young LLP as our new independent accountants, effective on such date. This determination followed our decision to seek proposals from independent accountants to audit our financial statements for the fiscal year ending February 1, 2003. Our Board of Directors approved the decision not to renew the engagement of Arthur Andersen LLP and to retain Ernst & Young LLP upon the recommendation of our Audit Committee. The decision was based on proposals from large accounting firms and reflected our Chief Financial Officer's and Audit Committee's judgment as to which firm was best suited to deliver external audits to us in light of relevant factors such as the firm's depth of experience, breadth of resources, commitment to provide exceptional service, ability to handle transition issues and location of key personnel. Arthur Andersen LLP has been dismissed.

        Representatives of both Ernst & Young LLP and Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

        During our two most recent fiscal years ended February 2, 2002 and February 3, 2001, and the subsequent interim period through April 24, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen LLP's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years and the subsequent interim period through April 24, 2002.

        The audit reports of Arthur Andersen LLP on our financial statements as of and for the fiscal years ended February 2, 2002 and February 3, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During our two most recent fiscal years ended February 2, 2002 and February 3, 2001, and the subsequent interim period through May 6, 2002, we did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Ernst & Young LLP as our independent accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended February 2, 2002. The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with Arthur Andersen LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from us, and has discussed with Arthur Andersen LLP their independence from us. The Audit Committee acts pursuant to its written Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of National Association of Securities Dealers. Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2002.

Audit Committee:

Peter V. Handal
Ronald Rashkow
Wm. Robert Wright II

FISCAL 2001 AUDIT FIRM FEE SUMMARY

        During fiscal 2001, we retained our principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees

        Arthur Andersen LLP billed us an aggregate of $153,500 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended February 2, 2002.

All Other Fees

        Arthur Andersen LLP billed us an aggregate of $190,000 in fees for other services rendered to us for the fiscal year ended February 2, 2002, primarily related to tax compliance and consulting.

        The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

OTHER MATTERS

        Our management knows of no other matters which will be presented for action at the meeting. If any other matters properly come before the meeting, the persons voting the management proxies will vote them in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

        To the best of our knowledge, no director, officer, or beneficial owner of more than 10% of our stock failed to file on a timely basis reports required by Section 16(a) of the Securities and Exchange Act of 1934, as amended, during the fiscal year ended February 2, 2002.

Stockholders' Proposals for Next Year's Annual Meeting

        We must receive proposals which stockholders wish included in next year's Proxy Statement at our principal executive offices at 4000 Ruffin Road, San Diego, California 92109 no later than January 17, 2003.

        We will furnish without charge to each stockholder, upon written request addressed to us at 4000 Ruffin Road, San Diego, California 92123, attention: Chief Financial Officer, a copy of our Annual Report on Form 10-K for the fiscal year ended February 2, 2002 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission. Our Annual Report for the fiscal year ended February 2, 2002 accompanies this proxy statement, but is not deemed to be a part of the proxy soliciting material.

  Please complete, sign and return the enclosed proxy promptly.

                      By Order of the Board of Directors

                      Susan M. Skrokov
                       Secretary

San Diego, California
May 17, 2002

APPENDIX A

THE AMENDED AND RESTATED

FACTORY 2-U STORES, INC.

1997 STOCK OPTION PLAN

1.
PURPOSE.

  This Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees of Factory 2-U Stores, Inc. (the "Company") and of any subsidiary now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"). Furthermore, the Plan is intended to assist in aligning the interests of the Company's key employees with those of its stockholders.

2.
ADMINISTRATION.

(a)
The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members. The Committee shall be comprised of not less than two members. Each member of the Committee shall at all times be (i) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Subject to the provisions of the Plan, the Committee is authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Options (as described in Section 5 below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

(b)
The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

3.
PARTICIPANTS.

  Participants shall consist of such key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

4.
COMMON STOCK AVAILABLE UNDER THE PLAN.

  The aggregate number of shares of Common Stock that may be subject to Stock Options granted under this Plan shall be 2,507,980 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 6 hereof. The maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual participant under the Plan during the term of the Plan shall not exceed 361,596 shares, subject to any adjustments made in accordance with Section 6 hereof. Any shares of Common Stock subject to a Stock Option which for any reason is cancelled, terminated without having been exercised, forfeited, or delivered to the Company as pan of full payment for the exercise of a Stock Option shall again be available for Stock Options under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Stock Options and shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Stock Options that any individual participant may receive.

5.
STOCK OPTIONS.

(a)
In General. The Committee is authorized to grant Stock Options to key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, and shall, in its sole discretion, determine the key employees, directors, consultants and suppliers who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or (ii) Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee shall have the authority to grant to any key employee one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, and to grant to any other participant one or more Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 5.

(b)
Stock Option Agreements. Stock Options shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

(c)
Exercise Price. Subject to the provisions of Section 5(f) hereof, each Stock Option granted hereunder shall have such exercise price as the Committee may determine at the date of grant; provided, however, that the exercise price of any Incentive Stock Option shall not be less than 100 percent of the Fair Market Value (as defined in Section 9 below) of the Common Stock on the date such Incentive Stock Option is granted.

(d)
Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Stock Option agreement.

  (e)
  Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than 10 years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option agreement at the date of grant.

  (f)
  Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are key employees of the Company or any of its subsidiaries at the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, unless the option price is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

6.
ADJUSTMENT PROVISIONS.

  If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Stock Options. Appropriate adjustments may also be made by the Committee in the terms of any Stock Options under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis, including modifications of performance targets and changes in the length of performance periods. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

7.
CHANGE IN CONTROL.

(a)
Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable. For purposes of this Section 7, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

(i)
any person or group within the meaning of Section 13(d)(3) of the Exchange Act (other than the persons who do so on the Effective Date) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;

(ii)
the Company consolidates with, merges into, or sells, leases or conveys all or substantially all of its assets to, any other person; or

(iii)
the Company enters into or approves any agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) or (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies).

(b)
The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

8.
TRANSFERABILITY.

  Each Stock Option granted under the Plan to a participant shall be exercisable, during the participant's lifetime, only by the participant and no such Stock Option shall be transferable otherwise than by will or the laws of descent and distribution. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

9.
FAIR MARKET VALUE.

  For purposes of this Plan and any Stock Option granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of the Common Stock.

10.
WITHHOLDING.

  All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Option consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

11.
TENURE.

  A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

12.
UNFUNDED PLAN.

  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.
NO FRACTIONAL SHARES.

  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.
DURATION, AMENDMENT AND TERMINATION.

  No Stock Option shall be granted more than 10 years after the Effective Date (as defined below). The Board may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that no action authorized by this Section 14 shall reduce the amount of any existing Stock

  Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan, (ii) increase the maximum number of shares underlying all Stock Options that may be granted to any individual during the term of the Plan, (iii) modify the requirements as to eligibility for Stock Options grants under the Plan, or (iv) disqualify any Incentive Stock Options granted hereunder.

15.
GOVERNING LAW.

  This Plan, Stock Options granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.
EFFECTIVE DATE.

(a)
The Plan shall be effective as of the date on which the Plan, having been theretofore adopted by the Committee, shall be ratified by the Board (the "Effective Date"); provided, however, that the Plan shall thereafter be approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months after the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive Stock Options hereunder. Any Stock Option granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Stock Option, the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised or settled and no restrictions relating to any Stock Option may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option shall be cancelled.

(b)
This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Board).

PROXY

FACTORY 2-U STORES, INC.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of FACTORY 2-U STORES, INC., hereby appoints Michael M. Searles, Douglas C. Felderman and Susan M. Skrokov, or any of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of FACTORY 2-U STORES, INC., to be held on June 19, 2002, and at any and all adjournments or postponements of that meeting, and there to act for the undersigned and vote all shares of common stock of FACTORY 2-U STORES, INC. standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, as indicated on the reverse side.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF FACTORY 2-U STORES, INC. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ONE DIRECTOR TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2005, FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED FACTORY 2-U STORES, INC. 1997 STOCK OPTION PLAN AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

(COMPLETE AND SIGN ON REVERSE SIDE)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
FACTORY 2-U STORES, INC.

COMMON STOCK

June 19, 2002

-    Please Detach and Mail in the Envelope Provided    -

	A /x/	Please mark your votes as indicated in this example.
		FOR the nominees listed at right (except as marked to the contrary below)	WITHOUT AUTHORITY to vote for the nominees listed at right					FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTOR	/ /	/ /	Nominee:	Michael M. Searles	(2)	Approval of the proposal to amend the Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan.	/ /	/ /	/ /
INSTRUCTION: To withhold authority to vote for the nominee, write the nominee's name in the space provided below.				(to serve until the 2005 Annual Meeting)		(3)	Ratification of the appointment of Ernst & Young LLP as independent accountants for Factory 2-U Stores, Inc.	/ /	/ /	/ /
						(4)	In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

		Dated:	, 2002
SIGNATURE	SIGNATURE, IF HELD JOINTLY
NOTE:	Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 19, 2002
PROXY STATEMENT SOLICITATION AND REVOCATION OF PROXY
PROPOSAL 1 ELECTION OF DIRECTOR
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
Aggregated Option Exercises in Fiscal 2001 Fiscal 2001 Year-End Option Values
PERFORMANCE CHART
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG FACTORY 2-U STORES, INC., NASDAQ MARKET INDEX, INDUSTRY INDEX AND SIC INDEX
PROPOSAL 2 PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN
PROPOSAL 3 INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT
REPORT OF THE AUDIT COMMITTEE
FISCAL 2001 AUDIT FIRM FEE SUMMARY
OTHER MATTERS
APPENDIX A
THE AMENDED AND RESTATED FACTORY 2-U STORES, INC. 1997 STOCK OPTION PLAN